HEALTH SERVICES AGREEMENT

HEALTH CARE SERVICES FOR THE HARFORD COUNTY DETENTION CENTER

02-147

THIS AGREEMENT, entered into as of the 14TH day of MARCH, 2002 by and between the Sheriff of Harford County, a Constitutional Officer of the State of Maryland, ("Sheriff") and **CONMED, INC.,** a corporation of the State of Maryland which is qualified to do business in the State of Maryland, 9375 Chesapeake Street, #219, LaPlata, Maryland 20646.

WITNESSETH:

WHEREAS, the Sheriff manages The Harford County Detention Center ("HCDC"); and

WHEREAS, the Sheriff desires to provide reasonable health care to inmates; and

WHEREAS, the Sheriff wants to contract with a qualified and competent health care provider to manage and assume responsibility for the provision of reasonable health care to the HCDC inmates; and

WHEREAS, the Sheriff issued Request For Proposal 02-147 "Health Care Services for the Harford County Detention Center"; and

WHEREAS, CONMED, INC. submitted a Technical and Cost Proposal to provide medical services; and

WHEREAS, CONMED, INC. is in the business of providing correctional health care services and represents that it is qualified to provide such services for the Sheriff and to assume responsibility for the provision thereof in accordance with this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and promises, and the recitals of which are incorporated herein, the parties, intending to be legally bound, agree as follows:

ARTICLE I: CONTRACT DOCUMENTS:

The Contract Documents consist of this Agreement; The Request for Proposal 02-147, any addendum issued, CONMED, INC.'s Technical and Cost Proposal and any document referenced herein. In addition, this Agreement shall also consist of all properly executed modifications or amendments issued subsequent hereto. The above enumerated documents form this Agreement to the extent as if they were fully set forth herein. In the event that there is any disparity, conflict or ambiguity between the Contract documents, the terms of this Agreement shall take precedence and control.

ARTICLE II: RESPONSIBILITIES OF HARFORD COUNTY SHERIFF'S OFFICE (HCSO)

A. The Harford County Sheriff's Office ("HCSO") agrees to provide CONMED, INC. with office space, facilities, utilities (including local phone service), janitorial supplies and the initial inventory of county -owned equipment and supplies on hand at the HCDC on the effective dates of the contract. Routine maintenance of the physical plant will be the responsibility of the HCDC.

B. HCDC shall provide existing equipment, supplies, and office furniture to CONMED, INC. Any additional or replacement equipment, supplies, instruments and office furniture required by CONMED, INC. to provide health care services shall be the

responsibility of CONMED, INC. The existing HCDC office furniture, equipment and instruments shall be inventoried by CONMED, INC. and Contract Manager.

C. Upon expiration of this contract, the existing inventoried office furniture, equipment and instruments shall be returned to the HCDC, in at least, as good a condition as provided, taking in consideration normal depreciation.

ARTICLE III: RESPONSIBILITES OF CONMED, INC.

A. All equipment and instruments purchased by CONMED, INC. shall be returned to CONMED, INC. at the expiration of this contract. CONMED , INC. shall be responsible for the maintenance, repair and the operation of all equipment and instruments following all Federal and State laws and any other applicable regulations. HCDC, on the expiration of the contract, may request to purchase CONMED, INC.'s owned equipment, instruments and furniture at a mutually agreed upon price.

B. CONMED, INC. shall purchase and maintain on-site one (1) Automated External Defibrillator ("AED"). A Qualified Health Care Provider ("QHCP") trained in the use of the AED shall be present at the HCDC 24 hours per day, seven days per week.

C. CONMED, INC. agrees to provide all medical, mental health and dental care to HCSO inmates under the care, custody and control of the HCDC, to include individuals on the Home Detention Program. CONMED, INC.'s responsibility to each inmate commences at the time of arrest of such person. CONMED, INC. shall be responsible for pre-booking injuries that occur and are treated at the time of arrest, as well as all other pre-existing conditions and/or injuries not occurring at the time of arrest that

require continuing medical treatment. CONMED, INC. is responsible for inmates receiving treatment within or outside the HCDC when this agreement goes into effect.

D. CONMED, INC. shall comply with the American Correctional Association ("ACA"), Maryland Commission of Correctional Standards ("MCCS"), HCDC and HCSO policies and procedures related to medical services at the HCDC. CONMED, INC. shall assist the Standards Office with compliance and annual review for compliance of related policies and procedures with final approval resting with the Warden and Sheriff.

E. HCSO must approve, in advance, all subcontracts entered into by CONMED, INC. for the purpose of completing the provisions of this contract. CONMED, INC. will not sell, assign, transfer, nor convey any of its rights except with the prior written consent of the Sheriff or his designee.

F. CONMED, INC. shall agree to appear before any court to provide medical information regarding inmates, or to provide a copy of medical records upon receipt of a summons or subpoena.

G. CONMED, INC. shall be responsible for the maintenance and repair of existing equipment and instruments, which shall be inventoried by CONMED, INC. and Contract Manager at the onset of this contract. Copy of the inventory shall be provided to the Contract Manager.

H. CONMED, INC. shall provide all medical, dental and mental health supplies, and office equipment (to include computer, fax, copier, etc. required to support the scope of

work). CONMED, INC. shall ensure that all equipment and instruments are maintained and operated following all Federal and State laws and any regulatory agency where applicable. CONMED, INC. shall be responsible for the maintenance of all existing equipment and equipment that is provided by CONMED, INC.

I. CONMED, INC. will be responsible for preserving and supervising medical records for the inmate population. Such medical records are the property of the HCDC.

J. The scheduled hours for the physician, dentist and mental health professionals shall be agreed upon by the Warden, Contract Manager and CONMED, INC.. These hours shall remain constant, to the extent possible, within each week.

K. CONMED, INC. shall provide the Contract Manager with job descriptions, a copy of the license/certification and CPR certification of each staff member on the date of employment. In addition staff will undergo a criminal records check by the HCDC and be bound by HCDC policies and procedures on dress and security.

L. The services rendered under this contract are critical to the mandated responsibilities of the Sheriff. Therefore, CONMED, INC. shall reimburse the HCSO for all expenses incurred by the Sheriff in providing services which are the responsibility of CONMED, INC.

M. In the event the agreement is terminated prior to its expiration, all finished or unfinished documents, studies, reports, correspondence and other products prepared by or for CONMED, INC. under this agreement shall become the exclusive property of the HCSO.

Notwithstanding the above, CONMED, INC. shall not be relieved of liability to the HCSO for damage sustained by virtue of any breach of the agreement by the offeror.

ARTICLE IV: SCOPE OF SERVICES

A. Scope of Services Objectives:

1. CONMED, INC. will provide, on a regular basis, health care services, principally on-site, but off-site as well including but not limited to the following: professional medical, dental, mental health and related health care and administrative services for the inmates at the HCDC. This shall include a preliminary screening of inmates upon arrival at the HCDC, a comprehensive health appraisal of each inmate within 14 days of arrival, regularly scheduled sick call, 24 hours per day, seven days a week nursing coverage, regular physician visits on-site, hospitalization medical specialty services, emergency medical care, medical records management, pharmacy services, health education and training, medical client supervision, a quality assurance program, infection control program, administrative support services and other such services, as may be deemed appropriate by CONMED, INC. and the Contract Manager. CONMED, INC. shall abide by any and all statutes, rules, regulations, standards and court orders which are now in effect or become effective after the contract date.

2. CONMED, INC. shall meet all health care standards established by the ACA and the MCCS and efforts shall be made to comply with The National Commission on Correctional Health Care ("NCCHC"). CONMED, INC. shall deliver high quality health care services that can be audited against the above applicable established standards. CONMED, INC. shall abide by all applicable HCSO and HCDC policies and procedures.

3. CONMED, INC. shall operate the health services program in a cost effective manner, within budget guidelines, with full reporting accountability to the Sheriff, Warden and Contract Manager of the HCDC.

4. Health care service coverage shall be provided and made available by CONMED, INC. onsite to all inmates of the facility 24 hours a day, seven days a week by a registered nurse currently licensed in the State of Maryland.

5. CONMED, INC. shall provide the Standards Office with its policies and procedures which shall include, at a minimum, those required by ACA and MCCS. Policies and procedures shall be reviewed on an annual basis with any changes communicated to the Standards Office.

6. CONMED, INC. shall maintain an open and collaborative relationship with the administration and staff of the HCDC. CONMED, INC. shall operate the health services program in a humane manner with respect to providing inmates basic health care services.

7. In the event services cannot be provided on-site, the responsible physician or dentist will initiate off-site referrals and CONMED, INC. will make the arrangements to procure care, and will manage such care to ensure cost effective, quality treatment.

B. Fee for Service:

1. CONMED, INC. shall assist the HCDC with developing and implementing a fee for service program that will entail a reasonable fee being deducted from the inmate's account for each medical visit within sixty (60) days after the Contract date.

2. The fee- for- service program must comply with standards established by ACA and MCCS and must comply with State Law (Art. 87, Sec. 46).

C. Specialty Services

1. CONMED, INC. will provide on-site, to the extent possible, specialty services as deemed appropriate by the responsible physician. To the extent specialty care is required and cannot be rendered on-site, the responsible physician will initiate the referral and CONMED, INC. will be responsible for off-site rendering of such care. Routine transport of the inmates to the off-site location will be provided by the Transport Unit of the HCDC. Off - site locations shall be, to the extent feasible, within the jurisdiction of Harford County. Out of County services shall be mutually agreed upon in advance by CONMED, INC. and the Contract Manager.

2. For inmates with special medical conditions requiring close medical supervision, including chronic and convalescent care, a written individualized treatment plan shall be developed by the responsible physician. The plan should include medical instructions to health care providers and other personnel regarding their roles in the care and supervision of the patient.

D. Third Party Compensation

CONMED, INC. shall pursue third party compensation. When third-party compensation is received for covered inmates CONMED, INC. will deduct the amount of this compensation from the annual aggregate cap. CONMED, INC. shall provide the County, Sheriff, Warden and Contract Manager, on a monthly basis, an itemized report for such reimbursements for services rendered during the life of the contract. Under no circumstances shall CONMED, INC. be paid twice, once by the third-party reimbursement and a second time by the County. CONMED, INC. may deduct any legal expense incurred as a result of the

collection from the net payment imposed on the County, with appropriate justification, up to the amount of the reimbursement.

E. Emergency Services

1. CONMED, INC. will provide off-site emergency medical care for inmates, as required, through arrangements made with local hospitals. The hospitals must be: (a) approved by the Sheriff, Warden and Contract Manager and; (b) have an appropriately staffed medical unit.

2. The QHCP shall determine whether an inmate requires transport to the nearest hospital. In the absence of a QHCP, the Shift Supervisor shall make the determination.

3. CONMED, INC. shall make provision for on call 24-hour emergency medical, psychological and dental care. (When called, the physician, psychologist/ psychiatrist or dentist must telephone back within 15 minutes and, if required shall physically return to the HCDC upon request of the Warden, Assistant Warden, or senior member of the command staff at a time decided upon by the Warden, Assistant Warden, senior member of the command staff, Contract Manager, or the Medical Administrator.).

4. CONMED, INC. shall provide on-site emergency treatment for Detention Center employees and visitors injured, or who become ill while on the premises.

5. Ambulance service shall be arranged for by CONMED, INC. Costs associated with the ambulance service shall be paid by the HCDC.

F. Hospitalization Services:

CONMED, INC. will arrange for the admission of inmates at a facility approved by the Sheriff, Warden and Contract Manager and shall be responsible for payment for same in

accordance with the schedule that is submitted with the Proposal defining hospital caps and/or limits of coverage, and will bear the following cost limits: costs that exceed $25,000.00 per fiscal year per inmate.

G. Medical Service:

1. Health Trained HCDC personnel shall complete receiving forms, which will include: AIDS Questionnaire, Mental Health Questionnaire (to include suicidal assessment) and a Health History Screening. These forms shall be reviewed and evaluated by a QHCP no later than the next medical shift.

2. In instances where the inmate presents a medical problem, the QHCP shall report to the booking area immediately and make a determination as to whether the inmate should be accepted into the facility or referred to another appropriate health care service provider.

3. The qualified health professional shall assist security and classification in determining a housing assignment, if required.

4. The QHCP shall, at the time of booking or after review and evaluation of the appropriate screening forms, make recommendations including, but not limited to:

(a) Referral to an emergency health care facility

(b) Referral to the health care services at the HCDC

(c) Referral to medical housing

(d) Placement in isolation

(e) Placement in observation area (awaiting psychiatric evaluation)

5. Physical exams of newly arrived inmates shall be completed within 14 days after arrival at the HCDC. This exam shall comply with ACA, MCCS and HCDC standards including, but not limited to:

(a) Review of the Screening/intake forms

(b) Complete history and physical exam

(c) Mental Health Evaluation

(d) Dental Screening

(e) PPD and RPR

(f) Pregnancy tests for females

(g) Initiation of therapeutic measures when appropriate

(h) Other tests and exams as needed/required

6. An annual examination, to include PPD, shall be conducted for all inmates remaining at the HCDC for over a one (1) year period. This examination shall occur as close as possible to the 365th day of incarceration.

7. Each inmate working in the kitchen or handling food products shall be given a physical examination, to include PPD and RPR prior to that inmate beginning work.

8. Physical exams shall be conducted by a physician, physician's assistant or nurse practitioner and documented on appropriate forms.

9. Daily triaging of medical complaints, made known to the medical unit via the inmate sick slip, shall be accomplished by a QHCP at least twice daily.

(a) Triaging shall occur, to the extent possible, during medical tours of each housing area.

(b) CONMED, INC. shall provide nursing protocols, as approved by the responsible physician, as a resource to accomplish the triage.

(c) All inmates requesting care shall be seen by a qualified health care professional as soon as possible and, if found to require treatment by a physician or physician's assistant shall be referred and seen at the next sick call.

10. Sick call shall be maintained at the scheduled time four days a week by a physician or physician's assistant. Sick call will last as long as necessary until all inmates are seen but not less than two (2) hours.

(a) Inmates precluded from attending sick call in the clinic will receive sick call services at the place of confinement.

(b) Daily services may not be arbitrarily canceled by a health professional without obtaining prior permission of the Medical Administrator, Contract Manager and Warden

(c) In the event that a sick call is not held in accordance with the agreed upon schedule, an alternate date within one week will be arranged between the Contract Manager and the contract representative provided that all ACA and MCCS Standards are maintained.

11. All inventories and inspections shall be conducted according to ACA, MCCS and the HCDC policy and procedures and documentation of said inventories and inspections shall be completed on HCDC forms and provided to the Contract Manager at their completion.

12. A monthly statistical report shall be provided to the Warden, Assistant Warden, Administration Services Commander, and Contract Manager covering the numbers of inmates receiving services to include, but not limited to:

(a) Sick Call

(b) Hospitalizations

(c) Referrals

(d) Dental exams

(e) Dental screening

(f) Physical

(g) Mental health contacts

(h) Commitments to State facilities

(i) Deaths

An annual statistical report shall be provided at the end of each calendar year to the Warden, Assistant Warden, Administration Services Commander, and Contract Manager.

13. CONMED, INC. shall not, under any circumstances, perform medical testing on any inmate for the purpose of medical, pharmaceutical or cosmetic experimentation. Inmates shall not be used to perform any function or duties of the medical staff.

14. All physical examinations, screenings, and sick calls will be coordinated with the HCDC's security staff so that total amount of inmate movement will be limited to the maximum extent possible.

15. First Aid Kits, contents and locations as approved by the Health Authority, will be maintained and a monthly inventory conducted to determine supply by CONMED, INC..

16. CONMED, INC. shall make arrangements for body cavity searches which will be conducted by a physician upon request and after security has been established for probable cause. HCDC will pay the attending physician directly.

ARTICLE V: PRE-RELEASE SCREENING

A. CONMED, INC. shall review all medical records of inmates prior to their transfer to the Division of Correction. CONMED, INC. must complete the Maryland Division of Correction Medical Information Transfer Form, and provide a copy of the inmate's record to the Division of Correction.

B. For inmates transferred to agencies other than the Division of Correction the Inmate Medical Record Summary shall be completed and delivered by CONMED, INC. to the HCDC Transportation Unit for transportation with the inmate.

C. For inmates released to the community, the medical record review shall be conducted prior to the release. Following the medical review of a pending releasable inmate, the QHCP shall make appropriate follow-up referrals to community resources

D. Records reviewed in all methods of release will be documented on the Pre-Release Screening Form.

ARTICLE VI: LABORATORY SERVICES

Laboratory tests shall be the responsibility of CONMED, INC. An RPR shall be conducted within 14 days of admission of each inmate at the time of the physical exam. Testing is done for routine screening and to rule out or confirm medical illness or conditions as clinically indicated. Positive screening for communicable disease shall be referred to the appropriate health care agency for follow-up. Positive pregnancy shall be referred to the

appropriate Health Care Provider for pre-natal care and to the Healthy Start Program provided by the Health Department. HIV testing shall be conducted by the Health Department as symptoms indicate, not routinely.

ARTICLE VII: DENTAL SERVICES

A. CONMED, INC. shall maintain an on-site dental clinic for dental examinations and treatment of inmates as required by the ACA and MCCS.

B. On-site dental care shall be available, at least 8 hours per week. The scheduled hours shall be constant, to the extent possible, and agreed upon between the Warden, Contract Manager and CONMED, INC. CONMEND, INC. shall provide 24 hour emergency on-call dental services.

C. CONMED, INC. shall provide at a minimum:

1. Determine when a temporary or permanent filling will be used.
2. Dental screening within 14 days of admission.
3. Dental exams within 3 months of admission.
4. Replacement and/or provision of caps, plates, etc., as a result of accidents or injury occurring while under the care, custody and control of the HCDC.
5. Dental prosthesis will be provided when deemed medically/dentally necessary.
6. Policy on teeth saving procedures shall be provided; extractions will be done when all teeth saving measures have failed.
7. The dentist and the dental assistant at the beginning and the completion of each dental clinic will inventory dental instruments

ARTICLE VIII: EYE EXAMS AND GLASSES

CONMED, INC. shall provide eye exams and corrective eyeglasses in accordance with the ACA and MCCS, to include at a minimum:

A. When on-site and off-site examinations will be conducted according to the responsible physician and when medically indicated.

B CONMED, INC. will replace corrective lenses that are damaged/lost while an inmate is under the care, custody and control of the HCDC or prescription strength changes.

ARTICLE IX: DETOXIFICATION/METHADONE MAINTENANCE PROGRAM

These programs shall be undertaken when deemed appropriate by the responsible physician for inmates under his/her supervision. Methadone maintenance shall be determined on a case-by-case basis, with final approval resting with the Warden of the HCDC based on recommendations from the CONMED, INC.'s representative. If CONMED, INC. chooses the Harford County Mental Health and Addictions Department will provide methadone for detoxification and maintenance. Otherwise, CONMED, INC. shall be responsible for procuring and paying for these services. Methadone shall not be stored on the premises of the HCDC.

ARTICLE X: MEDICAL RECORDS

A. CONMED, INC. shall initiate a medical record on each individual arrested and accepted on the premises of the HCDC beginning with the intake screening and ending with the pre-release screening. The medical records shall be confidential, accurate and complete including all requests, complaints and services rendered in accordance with ACA, MCCS and HCDC policy and procedures and all Federal and State laws regarding medical records.

B. All existing medical records of the HCDC shall be made available to CONMED, INC. at the commencement of the agreement. All medical records, as well as initiated records shall be in the custody and control of CONMED, INC. CONMED, INC. shall provide the medical records to any agency, organization or person requesting such information for examination or photocopying according to the HCDC policy and procedure.

C. At the expiration of the agreement all medical records shall become the sole and exclusive property of the HCDC.

D. The problem oriented records format shall be used in the Medical Record System.

E. The inmate medical record shall include, but not limited to:

1. Intake screening forms
2. Health appraisal form
3. Physician order/treatment plan
4. Prescribed medications administered or not administered, date, time and by whom
5. Health services reports
6. Consent and refusal forms
7. Release of information forms
8. Sick Slips
9. Medical grievance forms
10. Signature and title of each documenter
11. Laboratory, radiology and diagnostic studies

12. Consultation, emergency room and hospital summaries

13. Pre-release form

14. Dental screening, exams and treatment

15. Mental health screening and documentation

Dental and Mental Health records are considered a part of the Medical Record. The Mental Health Professionals will be responsible for ensuring that confidential documents that should not be released or discussed with inmates are appropriately labeled in accordance with the Annotated Code of Maryland.

ARTICLE XI: MENTAL HEALTH

A. CONMED, INC. shall provide on-site mental health services with mental health specialists in accordance with ACA, MCCS, and the policy and procedures of the HCDC.

B. CONMED, INC. shall provide mental health services, to include, but not limited to:

1. Screening of all inmates for mental health services by the psychologist within 14 days of admission.
2. Mental Health evaluation as needed.
3. Suicide risk identification.
4. Medication management.
5. Crisis intervention.
6. Commitment to State facilities when warranted.
7. Routine and on-going counseling as deemed appropriate

C. CONMED, INC. shall adhere to all requirements of the HCDC policy and procedure governing suicide precaution. CONMED, INC. shall ensure that each inmate placed on suicide precautions is evaluated by a QHCP twice per medical shift.

D. CONMED, INC. shall be responsible for all non-state covered costs subject to the cap/limit of coverage in the Proposal, for the hospitalization of inmates in State Hospital centers for the treatment of mental illness and/or evaluation with the exception of hospitalization resulting from a court order.

E. CONMED, INC. will provide at least 20 hours per week of psychological services by a Ph.D. psychologist.

F. CONMED, INC. will provide at least 6 hours per week of psychiatric services by a psychiatrist.

G. CONMED, INC. shall provide 13 hours per week of a Substance Abuse Group Therapy by a master level psychologist. These groups target medium and minimum security inmates, each security level being a separate group.

H. A member of CONMED, INC.'s mental health program staff shall act as a liaison between the courts, attorneys, family, county agencies, other mental health providers and mental health institutions.

I. The Warden, Assistant Warden, and Contract Manager reserve the right to call in the psychologist/psychiatrist to re-evaluate problematic mental health inmates at the expense of CONMED, INC..

ARTICLE XII: PHARMACEUTICAL AND SUPPLIES

A. All prescription and non-prescription medication, medical supplies, books and

periodicals shall be the responsibility of CONMED, INC.. Prescription medication is to include all infectious disease and AIDS related medications currently available or that should become available during the contract period.

B. All prescription and non-prescription medications shall be blister pack format. Bulk medication shall be prohibited and will not be used in the HCDC. All medications shall be formulated by a pharmacist. Under no circumstances shall nursing staff be permitted to dispense medications. Records of administration, showing date, time and by whom with signature and initial shall be kept on the appropriate forms.

C. The only "Keep On Person" medication allowed shall be inhalers and creams contained in plastic tubes as ordered by a physician.

D. Medications shall be administered by an appropriately licensed or certified person according to Federal and State laws, ACA and MCCS standards and the policies and procedures of the HCDC. Medication shall be taken to each living area four times a day during routine medical tours (0900,1300, 1700 and 2100) via a medicine cart designed for blister pack storage. All medications shall be taken in full view of the QHCP and if there is any doubt, the QHCP will order the inmate to open his/her mouth to confirm that medication has been ingested. For minimum security inmate area, medication shall be dispensed by a pharmacist, in a sufficient amount to supply the inmate with seven days of medication with the exception of controlled or psychotropic medication which will be administered at the appropriate times indicated by the physician's order.

E. All medications shall be ordered by a responsible physician, dentist or psychiatrist.

F. CONMED, INC. shall administer medication to the inmates within 24 hours after they have been prescribed by the physician, dentist or psychiatrist. Provision shall be made with the pharmaceutical supplier for the delivery of medication to ensure prompt administration to the inmates.

G. CONMED, INC. shall be responsible for all inventories currently used or those instituted in the policy and procedure review. These inventories shall be documented on the appropriate forms and provided to the Contract Manager.

H. All outdated or unused medication shall be returned to the issuing pharmacy for credit and/or disposal and accurate record keeping maintained on appropriate forms.

I. CONMED, INC. shall cooperate with the Contract Manager in developing and updating a formulary as approved by the responsible physician.

J. CONMED, INC. shall provide a three (3) day supply of chronic care medications to the inmate upon their release.

ARTICLE XIII: WORK RELEASE AND HOME DETENTION PROGRAMS

A. CONMED, INC. shall conduct a physical exam within 14 days of arrival on Work Release inmates. The physical exam shall be conducted, to the extent possible, without interruption of the work release inmates work schedule. In the event that scheduled sick calls do not comply with the work release inmates' schedule, the inmate may be held in from work to accomplish the physical exam within the 14 day time period.

B. Work related injuries or illnesses shall be the responsibility of the inmate's employer, who shall carry Worker's Compensation Insurance. CONMED, INC. shall examine any inmate complaining of a work related injury and document such occurrence, and also confirm any appointments to the worker's compensation provider. Medication ordered by the Worker's Compensation provider shall be the responsibility of CONMED, INC. and shall be dispensed by CONMED, INC.'s pharmacist and administered by QHCP per HCDC policy and procedure.

C. Minimum security inmates on controlled medication (e.g., Tylenol No.3) shall have the choice of remaining in from work to receive this medication by a trained person or not taking the medication and continuing their work schedule.

D. Inmates on the Home Detention Program shall be afforded the same medical, mental health and dental services, as provided in-house inmates, upon request through the Home Detention Officer. Home Detention inmates will be given an appointed time to receive those services. The Home Detention Officer will attend to the security of inmates while at the HCDC during appointment times.

ARTICLE XIV: HAZARDOUS WASTE

A. CONMED, INC. shall provide for the disposal of all hazardous waste, including inmate razors, soiled hygiene products and waste from the Drug Screening Program, at the HCDC. The service shall be provided by an appropriately certified carrier and shall follow all applicable Federal and State Laws. CONMED, INC. shall provide the appropriate supplies for the clean up and the disposal of body fluid spills.

B. It is mandatory for a manufacturer, supplier, and distributor to supply a Material Safety Data Sheet (MSDS) as required by 29 CER 1910.1200 with the first shipment of hazardous material. Also, at any a time the content of an MSDS is revised, the vendor is required to provide new information relevant to the specific material. CONMED, INC. shall maintain the MSDS book in the Medical Room.

ARTICLE XV: INFECTIOUS CONTROL

A. Infection and communicable disease prevention, monitoring and control services shall be provided either through an individual certified in infection control on-site or made available through CONMED, INC.'s administrative services.

B. In the event it is deemed medically advisable to quarantine an inmate suspected of having a communicable disease, the inmate will be housed in medical isolation. CONMED, INC. shall utilize appropriate isolation measures and will supervise the use of those isolation measures in this area. Inmates with confirmed AIDS will be quarantined only if medically indicated. All inmates with a communicable disease shall be reported to the Harford County Health Department.

ARTICLE XVI: HEALTH EDUCATION

A. As a part of the primary health care, CONMED, INC. shall provide patient education, staff in-service training, first aid and CPR training for the health care staff.

B. CONMED, INC. shall provide annual training to include lesson plans, for the HCDC security and support staff addressing medical and mental health issues relevant to correctional medical care and as dictated by Maryland Police Correctional Training Commission ("MPCTC"), ACA, and MCCS.

C. CONMED, INC. shall provide all training records to the Contract Manager.

ARTICLE XVII: QUALITY ASSURANCE PROGRAM

A. CONMED, INC. shall provide a quality assurance program consistent with ACA and MCCS designed in concert with the Standards Office and Contract Manager subject to approval by the Warden. This program shall include, but not be limited to, audit and medical chart review procedures.

B. The Sheriff or his designee shall have complete and unlimited right to access any and all information maintained by CONMED, INC. which may be needed to ensure compliance with the contract terms and conditions, and to have in place a Contract Manager to monitor contractual compliance and to act as a liaison between the Program's Administrator and the Warden of the HCDC. The Contract Manager shall be responsible for orientation and CPR training for the HCDC staff personnel. CONMED, INC. shall make available all records or data requested. This may include, but not limited to:

1. monthly timesheets of all staff
2. inventories/inspections
3. licensure/certificates
4. CPR certification
5. inmate medical records
6. monthly billing for review and evaluation
7. statistical reports

C. The HCDC's Contract Manager will be responsible for the overall monitoring of contract performance including, but not limited to, monthly monitoring of CONMED, INC. timesheets, handling of patient complaints related to CONMED, INC., and will participate in

monthly record audits for quality assurance and participate in quarterly Quality Assurance meetings.

D. CONMED, INC. shall establish a program for assuring that quality health services are provided to the inmates. The quality assurance program will evaluate the health care provided on-site for quality appropriateness, and continuity of care. The quality assurance program will also monitor facilities, equipment and supplies, inmate complaints about services, gather information concerning levels of inmate and staff satisfaction with the health services, and provide regular infection control reports. Such plan should be implemented on the start date of the Contract.

E. A documented monthly meeting shall be held between HCDC officials, Contract Manager and appropriate contractual personnel to review the issues, suggested changes, as well as to provide feedback relative to the program. At this time deficiencies or recommendations may be acted upon as deemed advisable by mutual agreement. The documentation of this meeting, in minutes form, shall be provided by CONMED, INC., to the Contract Manager within 10 working days after the meeting.

F. CONMED, INC. shall ensure that a performance evaluation on all health care staff under their supervision is completed at intervals no less frequent than semi-annually.

G. CONMED, INC. shall designate a person to monitor performance of the health care staff to ensure adequate job performance in accordance with these job descriptions.

H. CONMED, INC. representative will meet with the HCDC Warden and Contract Manager at least monthly to discuss problems and progress in the fulfillment of the contract requirements.

I. The Contract Manager will not be responsible for provision of clinical staffing.

ARTICLE XVIII: LIMITATION ON HIRING EMPLOYEES

A. CONMED, INC. agrees to interview those persons presently employed by or under contract with the current Contractor and assigned to the HCDC. Should such persons hold appropriate current licensure/certification, have the qualifications necessary to carry out CONMED, INC.'s policies and procedures, and desire employment, CONMED, INC. may hire such persons as needed.

B. Each candidate must be 21 years of age and will be interviewed by CONMED, INC. with special focus on technical expertise, emotional stability and motivation. The final selection shall be subject to approval by the Sheriff. All personnel provided shall meet the minimum requirements established by the Sheriffs Office.

C. All of CONMED, INC.'s employees shall have background investigations in accordance with the Sheriff's Office policies and procedure prior to placement at the HCDC.

D. The Detention Center reserves the right to request timely replacement of any contractor personnel who violates the rules and/or regulations of the HCDC, or poses a risk or unacceptable threat to the security of the institution. The Warden will immediately notify CONMED, INC. of the request and will submit written explanations to CONMED, INC. for the basis for such request for replacement within (2) working days. The Warden shall have the power to prohibit the employee from working at the facility.

E. Agency medical personnel shall not be routinely used. Permanent CONMED INC. staff shall be the only authorized personnel permitted to work in the HCDC. Emergency exemptions must have prior approval by the Contract Manager or Warden.

ARTICLE XIX: SECURITY

HCDC shall be responsible for the provision of security to CONMED, INC. employees and the provision of security procedures to protect equipment, pharmaceuticals and supplies. However, CONMED, INC. will be responsible for ensuring that its employees and staff adhere to the HCDC security procedures. CONMED, INC. shall be responsible for pharmaceuticals once removed from the secured areas provided by the HCDC. Security policies and procedures and related directives, orders and/or decisions shall come entirely under the jurisdiction of the Warden and/or his designee(s).

ARTICLE XX: STAFFING

A. CONMED, INC. must provide an on-site Program Administrator who will have day-to-day responsibility for coordinating and controlling the activities of the health care professionals and shall manage the entire health care delivery system within the HCDC. This will ensure that health care professionals interact as may be necessary and appropriate, that health services are delivered most efficiently, and that costs and quality of services are centrally monitored and controlled. This person will be responsible to the Contract Manager with the HCDS.

B. CONMED, INC. shall provide a single point of accountability in all matters relating to inmate heath care services. This person will be directly responsible to the Sheriff and Warden and have the authority and responsibility to resolve all problems and satisfy all the needs and expectations of the HCDC.

C. CONMED, INC.'s staffing shall include a Health Authority who shall spend sufficient time on-site to provide the required medical administrative duties, quality

assurance, utilization review monitoring, and clinical/administrative coordination with all QHCP.

D. Adequate qualified health care personnel, with a current license/certification from the State of Maryland, shall be provided 24 hours per day, 7 days per week, to provide the service as required by the ACA, MCCS and the HCDC. There shall be a R.N. on duty at all times to supervise and provide health care services. One R.N. shall be designated as the Charge Nurse, day shift, Monday through Friday. CONMED, INC. shall also provide an R.N. as the Registered Nurse Administrator.

E. CONMED, INC. shall provide a schedule of staff assignments and service providers. This schedule shall be updated monthly or as conditions dictate. All positions shall be filled and provided by the scheduled staff or authorized relief personnel. A weekly report of compliance and/or exceptions shall be submitted to the Contract Manager with a report of the steps taken to prevent future exceptions.

F. Changes to the staffing schedule shall be mutually agreed upon by CONMED INC. and the Warden or his designee.

G. CONMED, INC. shall provide full service under all conditions and circumstances including inclement weather, strikes, civil disturbances, building renovations and expansion activities.

ARTICLE XXI: BILLING

A. The HCDC shall pay the successful offeror for provision of services during the term of the contract, in the amount of the proposal or other agreed upon sum, which shall be payable in equal monthly payments.

B. Payment including overhead and burden, for those hours missed by any CONMED, INC. staff, QHCP, or independent Contractor shall be deducted from the monthly bill to the HCDC.

ARTICLE XXII: ORIENTATION OF NEW EMPLOYEES

CONMED, INC. shall be responsible for ensuring that all new health care personnel are provided with orientation regarding medical practices on-site at the HCDC. CONMED, INC. shall provide a written job description to each member of the health care staff, which delineates assigned responsibilities similar demographics.

ARTICLE XXIII: TERM AND TERMINATION OF AGREEMENT

A. Agreement Term:

This Agreement shall be effective as of 12:01 a.m. on April 2, 2002 for an initial term of one (1) year, with the HCSO having the exclusive option to renew for four (4) additional one (1) year terms.

1. Termination for Non-Appropriation - If the County Council fails to appropriate funds or if funds are not otherwise made available for continued performance for any fiscal period of this Agreement succeeding the first fiscal period, this Agreement shall be cancelled automatically as of the beginning of the fiscal year for which funds were not appropriated or otherwise made available; provided, however, that this will not affect either the Sheriff's rights or CONMED, INC.'s rights under any termination clause in this Agreement. The effect of termination of the Agreement hereunder will be to discharge both CONMED, INC. and the

Sheriff from future performance of the Agreement, but not from their future performance of the Agreement, and not from their rights and obligations existing at the time of termination. CONMED, INC. shall be reimbursed for the reasonable value of any non-recurring costs incurred but not amortized in the price of the Agreement. The Sheriff shall notify CONMED, INC. as soon as it has knowledge that funds may not be available for the continuation of this Agreement for each succeeding fiscal period beyond the first.

2. Termination for Convenience - The performance of work under this contract may be terminated by the Sheriff in accordance with this clause in whole, or from time to time in part, whenever the Sheriff shall determine that such termination is in the best interest of the HCDC. The Sheriff will pay all reasonable costs associated with this contract that CONMED, INC. has incurred up to the date of termination and all reasonable costs associated with termination of the Contract. However, CONMED, INC. shall not be reimbursed for any anticipatory profits that have not been earned up to the date of termination.

3. Termination for Default - If CONMED, INC. fails to fulfill its obligation under this contract properly and on time, or otherwise violates any provision of the contract the Sheriff may terminate the contract by written notice to CONMED, INC.. The notice shall specify the acts or omissions relied upon as cause for termination. All finished or unfinished work

provided by CONMED, INC. shall, at the Sheriff's option, become the property of the Sheriff. The Sheriff shall pay CONMED, INC. fair and equitable compensation for satisfactory performance prior to receipt of notice of termination, less the amount of damages caused by CONMED, INC.'s breach. If the damages are more than the compensation payable to CONMED, INC. than CONMED, INC. will remain liable after termination and the Sheriff can affirmatively collect damages.

C. **Change to Scope:**

Notwithstanding anything herein to the contrary, if (i) any applicable law, statute, regulation, ordinance, standard, rule, court order or decree, policy, practice or procedure of any applicable government unit, agency or office (including but not limited to the federal, state or local court, legislative bodies and agencies, including Harford County, or their respective officers or agents) is adopted, implemented, amended or changed, or if (ii) any standard of care or treatment protocol changes or evolves in any material respect, or if any change that becomes applicable or apparent after the inception of the contract to standard of care or treatment protocol materially increases the cost to CONMED, INC. of providing healthcare services hereunder; then CONMED, INC. and Harford County will meet to negotiate compensation or service requirement changes. The parties agree to meet and negotiate in good faith within thirty (30) days following the giving of notice by one party to the other party of a change whether such change is anticipated or implemented.

D. Responsibility for Inmate Health Care:

Upon the lawful termination of this agreement, total responsibility for providing health care services to all inmates, including inmates receiving health care services at facilities off-site, will be transferred from CONMED, INC. to the Sheriff.

ARTICLE XXIV: COMPENSATION

A. Average Daily Inmate Population:

The average daily inmate population is defined as the average of the daily number of inmates for a calendar month. It shall be calculated as follows:

$$\frac{\text{Sum of daily no. of inmates in HCDC during cal. mo.}}{\text{no. of days in the cal. mo.}} = \textbf{Avg. Daily Inmate Pop.}$$

Pretrial release inmates, also referred to as pretrial services inmates, shall not be included in the daily number of inmates since they are not in the custody of the Sheriff on a long term basis, are not housed in the HCDC and CONMED, INC. is not required to service a pretrial release inmate except on an incidental basis (e.g., a pretrial release inmate goes into cardiac arrest while at the HCDC).

B. Base Compensation:

The Sheriff shall pay CONMED, INC. the sum as stated in the cost proposal submitted by CONMED, INC. if the average daily inmate population is four hundred twenty five (425) inmates per month. Payment for the previous month's services shall be made on or before the fourteenth (14th) calendar day of the following month.

C. Adjustment to the Base Compensation in Renewal Years:

A per diem adjustment at the rate stated in the cost proposal per inmate shall be deducted from each monthly installment of the base compensation if the number of inmates in less than an average daily inmate population of four hundred twenty five (425). If the average daily inmate population is less then four hundred twenty five (425) inmates, in a particular month, the County will receive a credit on its monthly installment equal to:

> (425) - avg. daily inmate pop.) x no. of days in mo. x the per diem adjustment stated in the cost proposal = reduction to mo. installment of base comp.

D. Adjustments to Base Compensation in Renewal Years:

This Agreement may be renewed for four (4) additional one - year terms. In order to be entitled to an increase in the base compensation rate of up to five percent (5%) per year for following years, CONMED, INC. must provide the Sheriff with written notice of the request at least one hundred sixty (160) days before the renewal date. If CONMED, INC. fails to provide timely written notice of the request, it shall forfeit its right to any increase in the base compensation rate for the following renewal year.

E. Significant Changes in Inmate Population:

1. The parties recognize that if the average daily inmate population increases significantly, base staffing levels shall have to increase for CONMED, INC. to fulfill its obligations under this Agreement. If for two (2) consecutive months the average daily inmate population is greater than or equal to four hundred fifty one (451)

inmates or five hundred one, (501) inmates, CONMED, INC. shall increase its staffing to the levels provided in Attachment 1 to this Agreement.

2. The parties recognize that the base compensation rate payable by the Sheriff to CONMED, INC. shall increase if the average daily inmate population is greater than or equal to 450 inmates, 475 inmates, 500 inmates or 525 inmates and shall be payable after the first month that the population court exceeds the average daily inmate population in accordance with the cost proposal.

ARTICLE XXV: LEGAL RESPONSIBILITIES

A **Legal Responsibilities**

1. Legal Responsibilities of the County:

(a) Harford County and the HCSO have no obligation to provide legal counsel or legal defense to CONMED, INC. or its sub-contractors in the event that a claim or action of any character is brought as a result of or relating to CONMED, INC.'s obligations under the contract.

(b) Harford County and the HCSO have no obligation for the payment of any judgments for the settlement of any claims made against CONMED, INC. or its sub-contractors as a result of or relating to CONMED, INC.'s obligations under this contract.

2. Legal Responsibilities of CONMED, INC.:

(a) CONMED, INC. shall also bring all legal actions necessary to enforce treatment and medication orders necessary to maintain the safety of the inmate and inmate population. CONMED, INC. is an

independent contractor responsible for all aspects of the medical needs of the inmates at this institution; as such, even in the event that a court shall determine that the Sheriff and/or County has a nondelegable duty with regard to claims or financial obligations relating to medical issues, CONMED, INC. shall nevertheless indemnify and defend the County and the Sheriff's Office in any investigation, suit, action, claim, allegation of any kind relating to inmate's medical needs.

(b) CONMED, INC. will immediately give notice to the Warden and the Contract Manager of any claim or suit made or filed against CONMED, INC. or its sub-contractors regarding any matter resulting from or relating to CONMED, INC.'s obligations under this contract.

ARTICLE XXVI: INSURANCE

CONMED, INC. and all sub-contractors shall provide and maintain the following minimum limits of insurance coverage:

A. Workers compensation with statutory benefits as required by Maryland law and including standard Other States coverage.

B. Employers liability with limits of $100,000 per accident, $100,000 per employee for disease and a $500,000 disease aggregate.

C. Commercial general liability with limits of $1,000,000 per occurrence and $3,000,000 general policy aggregate. Coverage is to include products and completed

operations, personal injury liability and contractual liability.

D. Medical professional liability with limits of $3,000,000 per occurrence, $6,000,000 aggregate. Coverage is to include all employees as insured.

E. Business auto liability with a limit of $1,000,000 per accident covering all owned, non-owned and hired vehicles. The policy is to include uninsured motorists coverage with at least the statutory minimum limit and the Endorsement for Motor Carrier Policies of insurance for Public Liability under Sections 29 and 30 of the Motor Carrier Act of 1980, Form MSC-90.

F. Each policy of insurance required in A. through E. above shall include the following as additional insured:

Harford County, Maryland, its officers, employees and agents.

Harford County Sheriffs Office, its officers, employees and agents.

Coverage is to apply on a primary basis for the above insured and not contribute with any insurance or self-insurance program of Harford County, Maryland or HCSO.

G. Each policy of insurance required in above shall:

Be issued by an insurance company licensed to do business in Maryland.
Have deductibles reasonably acceptable to Harford County Maryland.

H. Before entering into a contract, CONMED, INC. and sub-contractors shall furnish to the Harford County Risk Manager certificates of insurance or other evidence reasonably demonstrating that the insurance coverages required are in full force and effect and stating that the insurer(s) will provide the certificate holders at least thirty (30) days prior

written notice of cancellation or non-renewal of such coverages.

I. If the commercial general liability and/or medical professional liability coverages purchased CONMED, INC. and sub-contractors are issued on a "claims-made" basis, CONMED, INC. and sub-contractors must:

(a) Agree to provide certificates of insurance evidencing the acquisition of the claims made coverages for a period of two (2) years after final payment for the contract. Such certificates shall evidence a retroactive date no later than the beginning of CONMED, INC. or sub-contractors work under this contract, or

(b) Purchase an extended reporting period (tail) endorsement of at least two (2) years duration evidenced by means of a certificate of insurance or a copy of the endorsement itself.

J. CONMED, INC. shall indemnify the County and the Sheriff against liability for any suits, actions or claims of any character arising from or relating to the performance of duties under this contract of CONMED, INC. or its sub-contractors, employees, representatives or its agents. CONMED, INC. further shall agree to investigate, handle, respond to and defend any such claims, etc., even if such claim is groundless, false or fraudulent.

ARTICLE XXVII: MISCELLANEOUS

A. Independent Contractor Status:

CONMED, INC. is an "Independent Contractor" and nothing in this Agreement is intended nor shall be construed to create an agency relationship, an employer/employee

relationship, a joint venture relationship, or any other relationship allowing the Sheriff to exercise control or direction over the manner or method by which CONMED, INC. or its subcontractors perform hereunder.

B. Assignment:

CONMED, INC. shall not assign this Agreement to any other corporation without the express written consent of the Sheriff. The Sheriff and CONMED, INC. each binds itself, its successors, assigns and legal representatives to the other party hereto and to the successors, assigns, and legal representatives of such other party in respect to all covenants, agreements and obligations contained herein.

C. Notice:

All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally in hand or mailed certified mail, return receipt requested, postage prepaid on the date posted, and addressed to the appropriate party at the following address:

With a Copy to:

Harford County Sheriff's Office
45 South Main Street
Bel Air, Maryland 21014
Attn: Joseph Meadows
Sheriff, Harford County
Fax # (410) 879-2782

Harford County Government
Procurement Department
220 South Main Street
Bel Air, Maryland 21014
Attn: Lucy Light Slaich
Director
Fax # (410) 879-8658

Harford County Government
Law Department
220 South Main Street
Bel Air, Maryland 21014
Attn: Frank A. Carven, III
County Attorney
Fax # (410) 879-7651

Harford County Detention Center
1030 North Rockspring Avenue
Bel Air, Maryland 21014
Attn: Howard Walter
Warden
Fax # (410) 638-0958

CONMED, INC.
9375 Chesapeake Street, #219
La Plata, Maryland 20646
Attn: Richard R. Olson

Either party may change the person/offices to which notice shall be sent by notifying other party in writing of changes in accordance with term of this subsection.

D. Governing Law:

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed according to, the laws of the State of Maryland.

E. Entire Agreement:

This Agreement constitutes the entire Agreement of the parties and is intended as a complete and exclusive statement of the promises, representations, negotiations, discussions and agreements that have been made in connection with the subject matter hereof. No modification or amendment to this Agreement shall be binding upon the parties unless the same is in writing and signed by the respective parties hereto.

F. Waiver of Breach:

The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

G. Enforcement:

In the event either party incurs legal expenses or costs to enforce the terms of this Agreement, the prevailing party in any arbitration proceeding hereunder shall be entitled to recover the costs of such action so incurred, including, without limitation, reasonable attorney's fees.

H. Force Majeure:

CONMED, INC. shall not be deemed in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, inmate disturbances, lack of Sheriff's financial or physical resources, failure of Sheriff to provide proper security services, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, or any similar cause beyond the reasonable control of either party.

I. Severability:

In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not affect the remainder of the Agreement which shall remain in full force and effect and enforceable in accordance with its terms.

J. Authority:

Each party hereto represents and warrants for itself that the person executing this Agreement on its behalf has full power and authority to do so. This Agreement constitutes a legal, valid and binding obligation of each such party.

IN WITNESS WHEREOF, the parties have hereto have executed this Agreement, the day and year first above written.

WITNESS/ATTEST: **CONMED, INC.**

[signature] 2-13-02

By: [signature] President
Signature 2/13/02

Ronald Grubman, PA-C, President
Print Name and Title

WITNESS/ATTEST: **SHERIFF, HARFORD COUNTY, MARYLAND**

[signature]

By: [signature]
Joseph P. Meadows
Sheriff

Harford County, Maryland

Harford County Sheriff's Office

P.O. Box 150
Bel Air, Maryland 21014-0150
www.harfordsheriff.org

R. Thomas Golding
Sheriff

July 23, 2004

Mr. Ronald H. Grubman, PA-C
CONMED, Inc.
9375 Chesapeake Street, #219
La Plata, Maryland 20646

Dear Mr. Grubman:

After reviewing the contract language, adjustments to the compensation computations are being made. As previously stated, the base compensation rate has increased five percent and the new ADP level is 400. The formula for adjusting the compensation if the monthly ADP falls below the 400 level will be the same as previous adjustments and as described on page 33 of the contract.

Therefore, the compensation rates per ADP are as follows for FY05:

400-425	$1,780,287.00 yr.	or	$148,357.00 per month
426-450	$1,842,127.00		$153,511.00
451-475	$1,903,961.00		$158,664.00
476-500	$1,965,808.00		$163,817.00
501-525	$2,027,670.00		$168,972.00

The per diem rate to be subtracted for each inmate less than 400 shall be $10.93.

Effective August 9, 2004, Cole Nelson has been assigned to monitor the invoicing and to ensure payments are made within contractual guidelines; please submit all future invoices to him.

Please do not hesitate to contact me if you have any questions.

Sincerely,

R. Thomas Golding
Sheriff of Harford County

Sheriff's Office 410-838-6600
FAX Number 410-879-2782

DEAF TTY 410-838-2366
E-mail: sheriff@harfordsheriff.org

Detention Center 410-638-3140
FAX Number 410-638-0958

REQUEST FOR PROPOSAL NO. 02-147

HEALTH CARE SERVICES FOR THE HARFORD COUNTY DETENTION CENTER

CONTRACT ADDENDUM NO. 2

WHEREAS, the parties have entered into a contractual agreement on the 14th day of March, 2002; and

WHEREAS, such contract provides for the Contractor to provide health care to inmates; and

WHEREAS, Article XXIV: Compensation, Subsection D, Adjustments to Base Compensation in Renewal Years provides for up to a five percent (5%) increase in the base compensation annually with a notice of request at least one hundred sixty (160) days before the renewal date; and

WHEREAS, the Harford County Sheriff has agreed to the requested five percent (5%) increase in the base compensation; and

WHEREAS, such contract contains the option of extending the Contract for four (4) additional one (1) year periods at the same terms and conditions.

NOW, THEREFORE, witness the following amendment to the Contract:

Change Article XXIII: Term and Termination of Agreement, Subsection A, Agreement Term to read as follows:

This Agreement shall remain in full force and effect from July 1, 2005 until June 30, 2006.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum the 27 day of MAY, 2005.

WITNESS/ATTEST:

CONMED, INC.

By: [signature]
Signature

Howard Haft MD, Medical Director
Print Name and Title

WITNESS/ATTEST:

J. Rogers

SHERIFF, HARFORD COUNTY, MARYLAND

By: [signature]
R. Thomas Golding
Sheriff

REQUEST FOR PROPOSAL NO. 02-147

HEALTH CARE SERVICES FOR THE HARFORD COUNTY DETENTION CENTER

CONTRACT ADDENDUM NO. 3

WHEREAS, the parties have entered into a contractual agreement on the 14th day of March, 2002; and

WHEREAS, on March 14, 2002, the Harford County Board of Estimates approved the contract starting on April 2, 2002 through June 30, 2003;

WHEREAS, such contract contains the option of extending the Contract for four (4) additional one (1) year periods at the same terms and conditions.

WHEREAS, such contract provides for the Contractor to provide health care to inmates; and

WHEREAS, Article XXIV: Compensation, Subsection D, Adjustments to Base Compensation in Renewal Years provides for up to a five percent (5%) increase in the base compensation annually with a notice of request at least one hundred sixty (160) days before the renewal date; and

WHEREAS, the Harford County Sheriff has agreed to the requested five percent (5%) increase in the base compensation; and

NOW, THEREFORE, witness the following amendment to the Contract:

Change Article XXIII: Term and Termination of Agreement, Subsection A, Agreement Term to read as follows:

This Agreement shall remain in full force and effect from July 1, 2006 until June 30, 2007.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum the 26 day of May, 2006.

WITNESS/ATTEST: CONMED, INC.

By: ______________________
Signature

____
Print Name and Title

WITNESS/ATTEST: SHERIFF, HARFORD COUNTY, MARYLAND

______________________ By: ______________________
R. Thomas Golding
Sheriff

DAVID R. CRAIG
HARFORD COUNTY EXECUTIVE

LORRAINE COSTELLO
DIRECTOR OF ADMINISTRATION

DEPARTMENT OF PROCUREMENT
DEBORAH L. HENDERSON
DIRECTOR

JOSEPH S. PATTI, CPPO
DEPUTY DIRECTOR

HARFORD COUNTY GOVERNMENT

May 15, 2006

Mr. Richard R. Olson
Conmed, Inc.
9375 Chesapeake Street - #219
LaPlata, Maryland 20646

RE: Contract Addendum No. 3– Request for Proposal No. 02-147 – Health Care Services for the Harford County Detention Center

Dear Mr. Olson:

Enclosed for signature are two (2) copies of Contract Addendum No. 3 extending the agreement for the final optional year period from July 1, 2006 to June 30, 2007. This addendum includes the approval of the requested 5% increase in the base compensation.

The Board of Estimates approved the original contract was for the period April 2, 2002 through June 30, 2003 with the option to extend for up to four additional one-year periods. A copy of the Board of Estimates agenda for that item is enclosed for your records.

Please sign both copies of the Addendum, have the signatures witnessed and return both copies to this office within ten (10) business days. A fully executed Contract Addendum will then be sent to you.

Signature must be that of the corporation president or vice president. If another individual signs, a Power of Attorney or other authorization must accompany the contract delegating authority to that individual.

Should you have any questions, I can be contacted at the telephone number shown below.

Very truly yours,

Daniel J. Guthrie
Purchasing Agent

DJG:KLH/klh

Enc. – A/S

cc: Cole Nelson – Harford County Detention Center